The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc.  Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof.  Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

CENTEX HOME EQUITY LOAN TRUST 2004-B ALL LOANS

01/29/04 ACTUAL BALANCES

			Minimum	Maximum
Average Outstanding Principal Balance:	$112,123.04		$5,000.00	$802,500.00

Weighted Average Coupon Rate:	7.811%		5.080	13.990%

Arm Characteristics:
Weighted Average Gross Margin:	7.859%		1.250	12.000%
Weighted Average Maximum Rate:	14.552%		9.540	18.700%
Weighted Average Minimum Rate:	7.591%		5.080	12.250%

Weighted Average Combined Original Ltv:	80.18%		7.72	100.00%
Weighted Average Original Term:	348	months	60	360	months
Weighted Average Remaining Term:	347	months	59	360	months
Weighted Average Credit Score:	596		468	825
Weighted Average Seasoning:	1	months	0	22	months
Weighted Average Second Mortgage Ratio:	24.44%		0.00	92.89%
Six Month Adjustable Rate Loans:
Weighted Average Coupon Rate Adjustment:	5	months	4	6	months
Weighted Average Initial Rate Cap:	1.000%		1.000	1.000%
Weighted Average Semi-Annual Rate Cap:	1.000%		1.000	1.000%

Two Year Adjustable Rate Loans:
Weighted Average Coupon Rate Adjustment:	23	months	2	24	months
Weighted Average Initial Rate Cap:	2.083%		1.000	6.000%
Weighted Average Semi-Annual Rate Cap:	1.000%		1.000	1.000%

Three Year Adjustable Rate Loans:
Weighted Average Coupon Rate Adjustment:	35	months	28	36	months
Weighted Average Initial Rate Cap:	2.962%		1.500	3.000%
Weighted Average Semi-Annual Rate Cap:	1.000%		1.000	1.000%

Five Year Adjustable Rate Loans:
Weighted Average Coupon Rate Adjustment:	59	months	58	59	months
Weighted Average Initial Rate Cap:	2.000%		2.000	2.000%
Weighted Average Semi-Annual Rate Cap:	2.000%		2.000	2.000%